EXECUTION COPY

================================================================================











                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                            HAWAIIAN HOLDINGS, INC.,

                           AIP GENERAL PARTNER, INC.,

                                    AIP, INC.

                                       AND

                              AIP MERGER SUB, INC.

                             DATED AS OF MAY 2, 2002












================================================================================

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE

ARTICLE I       MERGER.........................................................3

     Section 1.1    Merger.....................................................3
     Section 1.2    Effective Time.............................................3
     Section 1.3    Organizational Documents...................................4
     Section 1.4    Directors and Officers.....................................4

ARTICLE II      CONVERSION OF SECURITIES; ISSUANCE OF NEW
                SECURITIES; STOCK CERTIFICATES.................................4

     Section 2.1    Conversion of Securities...................................4
     Section 2.2    Stock Certificates.........................................5

ARTICLE III     CONDITIONS TO MERGER...........................................5

     Section 3.1    Conditions Precedent.......................................5

ARTICLE IV      TERMINATION AND AMENDMENT......................................6

     Section 4.1    Termination................................................6
     Section 4.2    Amendment..................................................6

ARTICLE V       GENERAL PROVISIONS.............................................7

     Section 5.1    Governing Law..............................................7
     Section 5.2    Notices....................................................7
     Section 5.3    Entire Agreement...........................................7
     Section 5.4    Headings...................................................8
     Section 5.5    Counterparts...............................................8
     Section 5.6    Assignment.................................................8
     Section 5.7    Severability...............................................8

Exhibit A    Form of Registration Rights Agreement...........................A-1
Exhibit B    Form of Joinder to Stockholders Agreement.......................B-1
Exhibit C    Form of AIP LLC Certificate.....................................C-1

                            GLOSSARY OF DEFINED TERMS

DEFINED TERMS                                                 LOCATION
-------------                                                 --------
Agreement................................................     Preamble
AIP......................................................     Recitals
AIP GP...................................................     Preamble
AIP GP Common Stock......................................     Section 2.1(a)
AIP Inc..................................................     Preamble
AIP Inc. Class A Common Stock............................     Section 2.1(b)(i)
AIP Inc. Class B Common Stock............................     Section 2.1(b)(i)
AIP LLC..................................................     Recitals
Ancillary Agreements.....................................     Recitals
Certificates.............................................     Section 2.2
Certificates of Merger...................................     Section 1.2(a)
Code.....................................................     Recitals
Converted Shares.........................................     Section 2.2
DGCL.....................................................     Recitals
First Merger.............................................     Recitals
First Effective Time.....................................     Section 1.2(a)
Hawaiian.................................................     Recitals
Hawaiian Common Stock....................................     Recitals
Hawaiian Merger..........................................     Recitals
Hawaiian Merger Agreement................................     Recitals
Hawaiian Merger Sub......................................     Recitals
Hawaiian Series B Special Preferred Stock................     Recitals
Hawaiian Shareholder Approval............................     Recitals
HBCA.....................................................     Recitals
Hawaiian Holdings........................................     Preamble
Hawaiian Holdings Common Stock...........................     Section 2.1(b)(i)
Joinder to the Stockholders Agreement....................     Recitals
Merger Sub...............................................     Preamble
Mergers..................................................     Recitals
Registration Rights Agreement............................     Recitals
Reorganization...........................................     Recitals
Rights Agreement.........................................     Recitals
Second Effective Time....................................     Section 1.2(a)
Second Merger............................................     Recitals
Share....................................................     Section 2.2
Surviving Corporation....................................     Section 1.1(b)

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of May 2, 2002, by and among AIP General Partner, Inc., a Delaware corporation ("AIP GP"), AIP, Inc., a Delaware corporation ("AIP INC."), Hawaiian Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Hawaiian ("HAWAIIAN HOLDINGS"), and AIP Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Hawaiian Holdings ("MERGER Sub").

                                   WITNESSETH:

         WHEREAS, the respective Boards of Directors of Hawaiian Holdings, AIP GP, AIP Inc. and Merger Sub have each approved and adopted this Agreement and the Ancillary Agreements (as defined below) to which it is a party and the transactions contemplated by this Agreement and such Ancillary Agreements, in each case after making a determination that this Agreement and such Ancillary Agreements and such transactions are advisable and fair to, and in the best interests of, such corporation and its shareholders;

         WHEREAS, the Board of Directors of Hawaiian Airlines, Inc., a Hawaii corporation ("HAWAIIAN"), by resolutions adopted at the April 26, 2002 meeting of such Board of Directors, has deemed the Hawaiian Merger (as defined below) to be an "Approved Section 13(a) Transaction" and deemed AIP Inc. not to be an "Acquiring Person," in each case, under the Rights Agreement, dated December 23, 1994, by and between Hawaiian and ChaseMellon Shareholder Services, L.L.C. (as successor to Chemical Trust Company of California) (as amended, supplemented or otherwise modified from time to time, the "RIGHTS AGREEMENT");

         WHEREAS, Hawaiian Holdings, in its capacity as the sole shareholder of Merger Sub, and the shareholders who hold all of the voting stock of each of AIP GP and AIP Inc. have each adopted this Agreement;

         WHEREAS, AIP GP is the sole general partner, and AIP Inc. is the sole limited partner, of Airline Investors Partnership, L.P., a Delaware limited partnership and the majority shareholder of Hawaiian ("AIP");

         WHEREAS, (a) prior to the Effective Time (as defined below), (i) the shareholders of each of AIP GP and AIP Inc. will contribute all of the outstanding shares of capital stock of AIP GP and AIP Inc. to AIP, LLC, a Delaware limited liability company ("AIP LLC"), and become the sole holders of membership interests of AIP LLC and (ii) as permitted by Section 4(a)(i)(a) of the Designation of the Series B Special Preferred Stock, par value $.01 per share, of Hawaiian (the "HAWAIIAN SERIES B SPECIAL PREFERRED STOCK"), AIP will transfer the four shares of Hawaiian Series B Special Preferred Stock that it holds to AIP's affiliate, John W. Adams; and (b) pursuant to the transactions contemplated by this Agreement and on the terms and subject to the conditions set forth herein, INTER ALIA, (i) at the First Effective Time (as defined below), AIP GP, in accordance with the Delaware General Corporation Law (as amended from time to time, the "DGCL"), will merge with and into AIP Inc., with AIP Inc. as the surviving corporation (the "FIRST MERGER"), (ii) by reason of the First Merger, AIP Inc. will hold all of the partnership interests in AIP and AIP will therefore cease to exist, with AIP Inc. thereby becoming the direct holder of all of the shares of Common Stock, par value $.01 per share, of Hawaiian (the "HAWAIIAN COMMON STOCK") held by AIP immediately prior to the Mergers; (iii) immediately after the First Merger, at the Second Effective Time (as defined below), AIP Merger Sub, in accordance with the DGCL, will merge with and into AIP Inc., with AIP Inc. as the surviving corporation (the "SECOND MERGER" and, together with the First Merger, the "MERGERS"), and (iv) pursuant to the Second Merger, AIP LLC will have its shares of AIP Inc. Common Stock (as defined below) converted into the right to receive a number of shares of Hawaiian Holdings Common Stock (as defined below) equal to the number of shares of Hawaiian Common Stock held by AIP immediately prior to the Mergers;

         WHEREAS, immediately after the Effective Time, Hawaiian Holdings and AIP LLC will enter into a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT"), substantially in the form attached hereto as EXHIBIT A, and a Joinder to the Stockholders Agreement (the "JOINDER TO THE STOCKHOLDERS AGREEMENT"), substantially in the form attached hereto as Exhibit B (collectively, with the Hawaiian Merger Agreement (as defined below), the "ANCILLARY AGREEMENTS");

         WHEREAS, Hawaiian Holdings, Hawaiian and HA Sub Inc., a Hawaii corporation and a wholly owned subsidiary of Hawaiian Holdings ("HAWAIIAN MERGER SUB"), have entered into an Agreement and Plan of Merger (the "HAWAIIAN MERGER AGREEMENT"), dated as of the date hereof, pursuant to which, INTER ALIA, (i) Hawaiian Merger Sub, in accordance with the Hawaii Business Corporation Act (as amended from time to time, the "HBCA"), will merge with and into Hawaiian, with Hawaiian as the surviving corporation (the "HAWAIIAN MERGER" and, together with the Second Merger, the "REORGANIZATION"), and (ii) each share of the capital stock of Hawaiian (other than shares of Hawaiian capital stock held by AIP, Inc.) will be converted into the right to receive one share of Hawaiian Holdings Common Stock;

         WHEREAS, the consummation of the Hawaiian Merger requires, among other things, the approval of the Hawaiian Merger Agreement by the affirmative vote of
(i) 75% of the outstanding shares of Hawaiian Common Stock and Hawaiian Special Preferred Stock, voting as a single voting group and (ii) a majority of the outstanding shares of Hawaiian Special Preferred Stock represented at the Annual Meeting (as defined below), voting as a single voting group (collectively, the "HAWAIIAN SHAREHOLDER APPROVAL"); and

         WHEREAS, it is the intention of the parties hereto that the Reorganization shall be a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the rules and regulations promulgated thereunder.

         NOW, THEREFORE, in furtherance of the foregoing, the parties agree as follows:

                                   ARTICLE I

                                     MERGER

         Section 1.1 MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL:

         (a) AIP GP shall be merged with and into AIP Inc. at the First Effective Time. Following the First Effective Time, the separate corporate existence of AIP GP shall cease, and AIP Inc. shall continue as the surviving corporation. The effects and consequences of the First Merger shall be as set forth in this Agreement and the DGCL.

         (b) Merger Sub shall be merged with and into AIP Inc. at the Second Effective Time. Following the Second Effective Time, the separate corporate existence of Merger Sub shall cease, and AIP Inc. shall continue as the surviving corporation (the "SURVIVING CORPORATION"), becoming a wholly owned subsidiary of Hawaiian Holdings. The effects and consequences of the Second Merger shall be as set forth in this Agreement and the DGCL.

         Section 1.2 EFFECTIVE TIME. (a) Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Section 3.1, the parties shall duly prepare, execute and file certificates of merger (the "CERTIFICATES OF MERGER") complying with
Section 251(c) of the DGCL with the Secretary of State of the State of Delaware with respect to the Mergers. The First Merger shall become effective upon the filing of the Certificate of Merger relating to the First Merger (or at such later time reflected in such Certificate of Merger as shall be agreed to by AIP GP and AIP Inc.). The date and time when the First Merger shall become effective is hereinafter referred to as the "FIRST EFFECTIVE TIME." The Second Merger shall become effective upon the filing of the Certificate of Merger relating to the Second Merger (or at such later time reflected in such Certificate of Merger as shall be agreed to by AIP Inc. and Hawaiian Holdings). The date and time when the Second Merger shall become effective is hereinafter referred to as the "SECOND EFFECTIVE TIME."

         (b) The Mergers shall have the effects set forth in the DGCL, including without limitation, Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from the Second Effective Time, (i) all the properties, rights, privileges, immunities, powers and franchises of AIP Inc., AIP GP and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of AIP Inc., AIP GP and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

         (c) A Certificate of Cancellation shall be filed with the Secretary of State of the State of Delaware immediately after the First Effective Time to evidence the dissolution of AIP in the public record.

         Section 1.3 ORGANIZATIONAL DOCUMENTS. The Certificate of Incorporation and the Bylaws of Merger Sub in effect at the Second Effective Time shall become the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter amended as provided therein or by the DGCL; PROVIDED, HOWEVER, that
Article I of such Certificate of Incorporation shall provide that the name of the Surviving Corporation shall be "AIP, Inc."

         Section 1.4 DIRECTORS AND OFFICERS. The directors and officers of Merger Sub immediately prior to the Second Effective Time shall be the directors of the Surviving Corporation from and after the Second Effective Time and shall hold office until the earlier of their respective death, resignation or removal or their respective successors are duly elected or appointed and qualified in the manner provided for in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by the DGCL.

                                   ARTICLE II

              CONVERSION OF SECURITIES; ISSUANCE OF NEW SECURITIES;
                               STOCK CERTIFICATES

         Section 2.1 CONVERSION OF SECURITIES. (a) At the First Effective Time, by virtue of the First Merger and without any action on the part of the holders of shares of Common Stock, par value $.01 per share, of AIP GP ("AIP GP COMMON STOCK"), each share of AIP GP Common Stock issued and outstanding immediately prior to the First Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

         (b) At the Second Effective Time, by virtue of the Second Merger and without any action on the part of the holders of shares of AIP Inc. Common
Stock:

              (i) each share of Class A Common Stock, par value $.01 per share, of AIP Inc. (the "AIP INC. CLASS A COMMON STOCK") and each share of Class B Common Stock, par value $.01 per share, of AIP Inc. (the "AIP INC. CLASS B COMMON STOCK" and, collectively with the AIP Inc. Class A Common Stock, the "AIP INC. COMMON STOCK"), issued and outstanding immediately prior to the Second Effective Time, shall be converted into the right to receive a number of validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share, of Hawaiian Holdings (the "HAWAIIAN HOLDINGS COMMON STOCK") equal to the number obtained by dividing (A) the number of shares of Hawaiian Common Stock issued and outstanding immediately prior to the First Effective Time and held by AIP by (B) 1000; and

              (ii) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall convert into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         Section 2.2 STOCK CERTIFICATES. As soon as practicable after the Second Effective Time, AIP Inc. shall cause AIP LLC to surrender to Hawaiian Holdings or its transfer agent, in accordance with a letter of transmittal to be delivered to AIP LLC, the certificate or certificates (the "CERTIFICATES") that immediately prior to the Second Effective Time evidenced outstanding shares of capital stock of AIP Inc. (each, a "SHARE"), including, without limitation, AIP Inc. Class A Common Stock and AIP Inc. Class B Common Stock, that were converted (the "CONVERTED SHARES") into the right to receive shares of Hawaiian Holdings Common Stock pursuant to Section 2.1(b). Upon surrender of a Certificate to Hawaiian Holdings or such transfer agent for cancellation, together with a duly executed letter of transmittal and such other documents as Hawaiian Holdings or such transfer agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor one or more shares of Hawaiian Holdings Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1(b) after taking into account all shares of AIP Inc. Common Stock then held by such holder. Each Certificate surrendered pursuant to the previous sentence shall forthwith be canceled. Until so surrendered and exchanged, each such Certificate shall, after the Second Effective Time, be deemed to represent only the right to receive shares of Hawaiian Holdings Common Stock, and until such surrender or exchange, no such shares of Hawaiian Holdings Common Stock shall be delivered to the holder of such outstanding Certificate in respect thereof.

                                  ARTICLE III

                              CONDITIONS TO MERGER

         Section 3.1 CONDITIONS PRECEDENT. The respective obligation of each party to effect the Mergers is subject to the satisfaction or waiver of each of the following conditions:

         (a) The Hawaiian Merger Agreement shall have received the Hawaiian Shareholder Approval.

         (b) Each party to the Hawaiian Merger Agreement shall have satisfied or waived each condition to the consummation of the Hawaiian Merger set forth in
Article III of the Hawaiian Merger Agreement.

         (c) Each of the parties to the Registration Rights Agreement shall have executed and delivered such agreement substantially in the form attached hereto as EXHIBIT A.

         (d) Each of Hawaiian Holdings and AIP LLC shall have executed and delivered the Joinder to the Stockholders Agreement substantially in the form attached hereto as EXHIBIT B or such other instrument amending the applicable stockholders agreement that has, INTER ALIA, the same effect as the Joinder to the Stockholders Agreement.

         (e) AIP LLC shall have executed and delivered the certificate substantially in the form attached hereto as EXHIBIT C.

         (f) AIP Inc. shall have received a written opinion from Paul, Weiss, Rifkind, Wharton & Garrison to the effect that (i) holders of AIP Inc. Common Stock will not recognize any gain or loss on the exchange of such AIP Inc. Common Stock for Hawaiian Holdings Common Stock and (ii) the Reorganization will constitute a tax-free transaction under Section 351 of Code.

         (g) No court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) that is in effect and has a material adverse effect on Hawaiian or AIP or enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement and no judicial or administrative proceeding that seeks any such result shall continue to be pending.

         (h) All required approvals, licenses and certifications from, and notifications and filings to, governmental entities and non-governmental third parties shall have been obtained or made, as applicable.

         (i) The shares of Hawaiian Holdings Common Stock issuable in the Mergers pursuant to Article II and such other shares to be reserved for issuance in connection with the Mergers shall have been authorized for listing on the American Stock Exchange and the Pacific Exchange, subject only to official notice of issuance.

                                   ARTICLE IV

                            TERMINATION AND AMENDMENT

         Section 4.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time by the affirmative vote of two-thirds of the boards of directors of each of Hawaiian Holdings, AIP GP and AIP Inc. (with the consent of two-thirds of the board of directors of Hawaiian). In the event of such termination, this Agreement shall become null and void and have no effect, without any liability or obligation on the part of AIP GP, AIP Inc., Merger Sub or Hawaiian Holdings to each other or to Hawaiian by reason of this Agreement.

         Section 4.2 AMENDMENT. This Agreement may be amended, modified or supplemented at any time; PROVIDED, HOWEVER, that after any such approval, there shall be made no amendment that (a) alters or changes the amount or kind of shares to be received by shareholders in the Mergers; (b) alters or changes any term of the Certificate of Incorporation or Bylaws of the Surviving Corporation, except for alterations or changes that could otherwise be adopted by the directors of the Surviving Corporation, or (c) alters or changes any other terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the holders of shares of AIP Inc. Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                                   ARTICLE V

                               GENERAL PROVISIONS

         Section 5.1 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

         Section 5.2 NOTICES. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier or
(b) when successfully transmitted by telecopier (with a confirming copy of such communication to be sent as provided in clauses (a) or (b) above) to the party for whom intended, at the address or telecopier number for such party set forth below (or at such other address or telecopier number for a party as shall be specified by like notice, provided, however, that any notice of change of address or telecopier number shall be effective only upon receipt):

         If to AIP GP and AIP Inc., to:

                  Airline Investors Partnership, L.P.
                  c/o Smith Management LLC
                  885 Third Avenue, 34th Floor
                  New York, New York  10022
                  Telecopier No:  (212) 751-9501

         If to Hawaiian Holdings or Merger Sub, to:

                  Hawaiian Holdings, Inc.
                  3375 Koapaka Street, Suite G-350
                  Honolulu, Hawaii  96819-1869
                  Telecopier No.  (808) 835-3690
                  Attention:  Secretary

         Copies of all notices, requests, permissions, waivers, referrals and all other communications hereunder given prior to the Effective Time shall be given to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York  10019-6064
                  Telecopier No.  (212) 757-3990
                  Attention:  Judith R. Thoyer, Esq.

         Section 5.3 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein), together with all exhibits, schedules, appendices, certificates, instruments and agreements delivered pursuant hereto and thereto (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 5.4 HEADINGS. Headings of the articles and sections of this Agreement, the table of contents are for convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

         Section 5.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall together be considered one and the same agreement.

         Section 5.6 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

         Section 5.7 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                     HAWAIIAN HOLDINGS, INC.


                                     By:  /S/ JOHN W. ADAMS
                                        -------------------------------
                                          Name:  John W. Adams
                                          Title: President


                                     AIP GENERAL PARTNER, INC.


                                     By:  /S/ JOHN W. ADAMS
                                        -------------------------------
                                          Name:  John W. Adams
                                          Title: President


                                     AIP, INC.


                                     By:  /S/ JOHN W. ADAMS
                                        -------------------------------
                                          Name:  John W. Adams
                                          Title: President


                                     AIP MERGER SUB, INC.


                                     By:  /S/ JOHN W. ADAMS
                                        -------------------------------
                                          Name:  John W. Adams
                                          Title: President